As filed with the Securities and Exchange Commission on July 25, 1997

                                             Registration Statement No. 33-___
        ______________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                         ___________________________________
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                         ___________________________________

                                  INVIVO CORPORATION
                (Exact name of registrant as specified in its charter)

                   Delaware                     77-0115161
         (State or other jurisdiction        (I.R.S. Employer
             of incorporation or            Identification No.)
                organization)

                 4900 Hopyard Road, #210 Pleasanton, California 94588 (Address of Principal Executive Offices) (Zip Code)

                               1994 Stock Option Plan
                               (Full title of the plan)

                       John F. Glenn, Vice President, Finance
                                  Invivo Corporation
                               4900 Hopyard Road, #210
                            Pleasanton, California  94588
                                     510-468-7600
                      (Name and address, including zip code, and
             telephone number, including area code, of agent for service)

                           Calculation of Registration Fee

        ______________________________________________________________________

        Title of                   Proposed   Proposed
        Securities    Amount       Maximum    Maximum           Amount of
        to be         to be        Offering   Aggregate         Registration
        Registered    Registered   Price      Offering Price    Fee
        ______________________________________________________________________

        Common Stock
        par value
        $.0008
        per share     200,000      $7.00      $1,400,000        $483.00
        ======================================================================

        * Estimated solely for the purpose of computer the registration fee pursuant to Rule 457, on the basis of the last sale reported the average of the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on July 23, 1997.






                                        PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


             Item 3.  Incorporation of Documents by Reference.

                       The following documents filed with the Securities
             and Exchange Commission (the "Commission") are incorporated herein by reference: (a) the Issuer's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, (b) the Issuer's Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 1996 and March 31, 1997, and (c) the description of the Issuer's Common Stock contained in the Company's Registration Statement on Form 8-A dated June 15, 1987, File No. 0-15963.

                       All documents subsequently filed by the Issuer
             pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

             Item 4.  Description of Securities.

                       Not applicable.

             Item 5.  Interests of Named Experts and Counsel.

                       Not applicable.

             Item 6.  Indemnification of Directors and Officers.

                       As permitted by sections 102 and 145 of the
             Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates, to the fullest extent permitted by the Delaware General Corporation Law, a director's personal liability for monetary damages to the Registrant and its stockholders for breach of fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except for the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
             (ii) for acts or omissions not in good faith or which involve



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             intentional misconduct or a knowing violation of law,
             (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit.

                       The Registrant has entered into indemnity
             agreements with its officers and directors (each an "Indemnitee"). Under such indemnity agreements, the Registrant must indemnify an Indemnitee for expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Registrant, provided that no indemnification for such expenses shall be made if Indemnitee is adjudged to be liable to the Registrant, except as deemed proper by an appropriate court. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

                       The Registrant also maintains an insurance policy
             insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

                       There is no litigation pending, and neither the
             Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

             Item 7.  Exemption from Registration Claimed.

                       Not applicable.

             Item 8.  Exhibits.

             Exhibit
             Number         Description of Document

             4.1            1994 Stock Option Plan.

             4.2 Form of Incentive Stock Option Agreement (incorporated by reference to exhibit number
                            4.2 to the Registrant's Registration Statement on Form S-8, Registration Statement No. 33-88798).

             4.3 Form of Non-Qualified Stock Option Agreement (incorporated by reference to exhibit number
                            4.3 to the Registrant's Registration Statement on Form S-8, Registration Statement No. 33-88798).



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             5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

             24.1           Consent of KPMG Peat Marwick LLP.

             24.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

             Item 9.  Undertakings.

                       The undersigned registrant hereby undertakes:

                       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                       The undersigned registrant hereby undertakes that,
             for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       Insofar as indemnification for liabilities arising
             under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,



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             therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










































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                                       SIGNATURES

                       Pursuant to the requirements of the Securities Act
             of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on July 14, 1997.

                                           INVIVO CORPORATION



                                           By /s/ James B. Hawkins
                                              ___________________________
                                              James B. Hawkins, President

                       Pursuant to the requirements of the Securities Act
             of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



              Signature                   Title                Date



              /s/ James B. Hawkins  President and          July 14, 1997
              ____________________  Director (principal
              JAMES B. HAWKINS      executive officer)



              /s/ John F. Glenn     Vice President,        July 14, 1997
              ____________________  Finance and Chief
              JOHN F. GLENN         Financial Officer
                                    (principal financial
                                    officer and
                                    principal accounting
                                    officer)
              /s/ Ernest C. Goggio  Chairman of the        July 14, 1997
              ____________________  Board
              ERNEST C. GOGGIO



              /s/ George S. Sarlo   Director               July 14, 1997
              ____________________
              GEORGE S. SARLO




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                                      EXHIBIT LIST


             Exhibit
             Number         Description of Document

             4.1            1994 Stock Option Plan.

             5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

             24.1           Consent of KPMG Peat Marwick LLP.

             24.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).







































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